Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 5 TO CREDIT AGREEMENT

AND

AMENDMENT NO. 2 TO PLEDGE AND SECURITY AGREEMENT

This AMENDMENT NO. 5 TO CREDIT AGREEMENT AND AMENDMENT NO. 2 TO PLEDGE AND SECURITY AGREEMENT, dated as of August 23, 2006 (this “Amendment”), among JARDEN CORPORATION, a Delaware corporation (the “Borrower”) and Canadian Imperial Bank of Commerce (“CIBC”), as Administrative Agent (as defined below), on behalf of each Lender executing a Lender Consent (as defined below), amends certain provisions of (i) the CREDIT AGREEMENT, dated as of January 24, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and the L/C Issuers (each as defined therein) party thereto from time to time, CIBC, as administrative agent for the Lenders and the L/C Issuers (in such capacity, and as agent for the Secured Parties under the Collateral Documents, together with its successors in such capacity, the “Administrative Agent”), CITICORP USA, INC., as syndication agent for the Lenders and the L/C Issuers, and BANK OF AMERICA, N.A., NATIONAL CITY BANK OF INDIANA and SUNTRUST BANK, as co-documentation agents for the Lenders and L/C Issuers and (ii) the PLEDGE AND SECURITY AGREEMENT, dated as of January 24, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the “Pledge and Security Agreement”), among the Borrower, as a Grantor, each other Grantor from time to time party thereto, and the Administrative Agent. Unless otherwise specified herein, all capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Credit Agreement or the Pledge and Security Agreement, as the context requires.

WITNESSETH:

WHEREAS, the Borrower and its Subsidiaries desire to enter into certain receivables securitization transactions, including but not limited to (i) transactions pursuant to that certain Receivables Contribution and Sale Agreement, dated on or about August 24, 2006, among The Coleman Company, Inc. and Sunbeam Products, Inc., as originators, and Jarden Receivables, LLC, as Buyer and (ii) transactions pursuant to that certain Loan Agreement, dated on or about August 24, 2006, among Jarden Receivables, LLC, as borrower, the Borrower, as initial servicer, Three Pillars Funding LLC, as lender, and SunTrust Capital Markets, Inc., as administrator, for the purpose of effecting a securitization of certain of the Borrower’s and its Subsidiaries’ accounts receivable (the “Securitization Transactions”); and

WHEREAS, the Borrower desires to consummate certain additional transactions as set forth on Annex 1 hereto (collectively, the “PM Acquisition”); and

WHEREAS, the Borrower desires to (i) extend and increase its ability to incur Permitted Restructuring Charges pursuant to the Credit Agreement, (ii) increase its ability to retain Net Proceeds from certain Equity Issuances pursuant to the Credit Agreement and (iii) increase the amount of Indebtedness permitted to be incurred under Factoring Agreements; and

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement to permit the Securitization Transactions, waive the requirement of 30 days prior written notice of the PM Acquisition, consent to the PM Acquisition, release their liens on certain of the Collateral to be sold pursuant to the Securitization Transactions, and further amend the Credit Agreement and the Pledge and Security Agreement as set forth herein; and

WHEREAS, pursuant to Section 10.01(a) (Amendments, Etc.) of the Credit Agreement, the consent of the Required Lenders is required to effect the consents, waivers and amendments set forth herein; and

WHEREAS, each Lender party to a Lender Consent (collectively constituting the Required Lenders) (the “Consenting Lenders”) and the Administrative Agent agree, subject to the limitations and conditions set forth herein, to waive the requirement of 30 days prior written notice of the PM Acquisition, to consent to the PM Acquisition, to release their liens on certain of the Collateral to be sold pursuant to the Securitization Transactions and to further amend or otherwise modify the Credit Agreement to permit the Securitization Transactions as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Consents and Waivers

(a) Waiver. Effective as of the Effective Date (as defined below) and subject to the satisfaction of the conditions set forth in Section 4 (Conditions to Effectiveness) hereof, the Consenting Lenders and the Administrative Agent hereby waive the requirement that the Agents shall have received at least 30 days’ prior written notice of the PM Acquisition.

(b) Consent to PM Acquisition. Effective as of the Effective Date and subject to the satisfaction of the conditions set forth in Section 4 (Conditions to Effectiveness) hereof, the Consenting Lenders and the Administrative Agent hereby consent to the PM Acquisition; provided, that at the time of the PM Acquisition and after giving effect thereto:

(i) no Default or Event of Default shall have occurred and be continuing and all representations and warranties contained in Article V (Representations and Warranties) and in the other Loan Documents shall be true and correct in all material respects;

(ii) the Borrower shall have furnished to the Agents (A) pro forma historical financial statements as of the end of the most recently completed fiscal year of the Borrower and most recent interim fiscal quarter, if applicable giving effect to the PM Acquisition and (B) a Compliance Certificate prepared on a historical pro forma basis as of the date of the most recent date for which financial statements have been furnished pursuant to Section 6.01(a) or (b) (Financial Statements) giving effect to the PM Acquisition, which certificate shall demonstrate that no Default or Event of Default would exist immediately after giving effect thereto;

(iii) promptly following the consummation of the PM Acquisition, PM and each of its Subsidiaries shall be a direct or indirect, wholly-owned Subsidiary of the Borrower;

(iv) promptly following the consummation of the PM Acquisition, the Borrower shall have provided to the Administrative Agent a copy of each PM Acquisition Document certified as being complete and correct by a Responsible Officer of the Borrower; and

(v) the Borrower shall have complied with the provisions of Section 6.14 (New Subsidiaries and Pledgors) and Section 6.15 (Collateral Access Agreements and Bailee’s Letters), including with respect to any new assets acquired, no later than 40 days after the closing of the PM Acquisition.

Section 2. Certain Amendments to the Credit Agreement. As of the Effective Date:

(a) Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by inserting the following definitions in such Section 1.01 in the appropriate place to preserve the alphabetical order of the definitions in such Section 1.01 (and the following definitions shall replace in their entirety existing definitions for the corresponding terms in such Section 1.01):

“Aggregate Outstanding Securitization Amount” means, on any date of determination, the sum of all Outstanding Securitization Amounts with respect to all Permitted Receivables Financings.

“Closing Related Documents” means, collectively, (i) the Sponsor Equity Documents, (ii) the AHI Acquisition Documents, (iii) from and after the First Amendment Effective Date, each Local Credit Facility Guaranty, (iv) from and after the Second Amendment Effective Date, the THG Acquisition Documents, and (v) from and after the Fifth Amendment Effective Date, the PM Acquisition Documents.

“Collection Account” shall have the meaning given to such term in the Securitization Facility Documents.

“Fifth Amendment” means that certain Amendment No. 5 to this Agreement, dated as of August 23, 2006, among the Borrower and the Administrative Agent.

“Fifth Amendment Effective Date” means the date on which the Fifth Amendment shall become effective in accordance with its terms.

“Guarantors” means, collectively or individually as the context may indicate, each Domestic Subsidiary of the Borrower (after giving effect to the AHI Acquisition, the THG Acquisition, and the PM Acquisition) and each other Person, in each case, that is or becomes a party to the Guaranty; provided, that no Securitization Entity shall be considered a Guarantor hereunder.

“Outstanding Securitization Amount” means, with respect to any Permitted Receivables Financing on any date of determination, the sum, without duplication, of (i) the aggregate unrecovered purchase price for Receivables and Related Assets sold by all Securitization Entities pursuant to such Permitted Receivables Financing and (ii) the aggregate principal amount of Indebtedness incurred by all Securitization Entities pursuant to such Permitted Receivables Financing (except for any Indebtedness payable to the Borrower or any Subsidiary of the Borrower, other than a Securitization Entity, under a deferred purchase price note or similar instrument).

“Permitted Receivables Financing” means the Securitization Facility or any other transaction or series of transactions that may be entered into by the Borrower, any Subsidiary of the Borrower or a Securitization Entity pursuant to which the Borrower or such Subsidiary or such Securitization Entity may, pursuant to customary terms, sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (i) a Securitization Entity or the Borrower or any Subsidiary which subsequently transfers to a Securitization Entity (in the case of a transfer by the Borrower or such Subsidiary) and (ii) any other Person (in the case of transfer by a Securitization Entity), any Receivables and Related Assets (whether now existing or arising or acquired in the future) of the Borrower or any Subsidiary of the Borrower which arose in the ordinary course of business of the Borrower or such Subsidiary, and any assets related thereto, including books, records, and supporting obligations, contracts and other rights relating thereto, which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided, however, that the Aggregate Outstanding Securitization Amount shall not at any time exceed $250,000,000.

“Permitted Restructuring Charges” means restructuring charges, determined in accordance with GAAP, to achieve cost savings and synergies, including such restructuring charges in conjunction with Permitted Acquisitions (including the AHI Acquisition, the THG Acquisition and the PM Acquisition) and the Jarden Corporate Restructurings (as defined in the Third Amendment).

“PM Acquisition” has the meaning set forth on Schedule VI hereto.

“PM Acquisition Agreements” has the meaning set forth on Schedule VI hereto.

“PM Acquisition Documents” has the meaning set forth on Schedule VI hereto.

“Receivables and Related Assets” means obligations arising from a sale of merchandise, goods or insurance, or the rendering of services, together with (a) all interest in any goods, merchandise or insurance (including returned goods or merchandise) relating to any sale giving rise to such obligations; (b) all other Liens and property subject thereto from time to time purporting to secure payment of such obligations, whether pursuant to the contract related to such obligations or otherwise, together with all financing statements describing any collateral securing such obligations; (c) all rights to payment of any interest, finance charges, freight charges and other obligations related thereto; (d) all supporting obligations, including but not limited to, all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such obligations whether pursuant to the contract related to such obligations or otherwise; (e) all contracts, chattel paper, instruments and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such obligations; (f) any other property and assets that in accordance with market requirements at the time thereof are sold, transferred or pledged pursuant to receivables conduit securitization transactions and (g) collections and proceeds with respect to the foregoing.

“Securitization Entity” means any Subsidiary of the Borrower or any other corporation, trust or entity that is exclusively engaged in Permitted Receivables Financings and activities relating directly thereto, and conducts no other operating business.

“Securitization Facility” means that certain Loan Agreement, dated on or about August 24, 2006, among Jarden Receivables, LLC, as borrower, the Borrower, as initial servicer, Three Pillars Funding LLC, as lender and SunTrust Capital Markets, Inc., as administrator (the “Securitization Administrator”), and any renewals or extensions thereof.

“Securitization Facility Documents” means (i) that certain Receivables Contribution and Sale Agreement, dated on or about August 24, 2006, between the Originators (as defined therein) and Jarden Receivables, LLC, as buyer, (ii) the Securitization Facility, and (iii) the Securitization Intercreditor Agreement and each agreement, document and certificate related thereto, and any renewals or extensions thereof.

“Securitization Intercreditor Agreement” means that certain Intercreditor Agreement, dated on or about August 24, 2006 among the Administrative Agent, the Securitization Administrator and the other parties thereto.

(b) The defined term “Consolidated Funded Indebtedness” in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by deleting the proviso in such definition and inserting the following in lieu thereof:

provided, that neither (i) Prior-Acquisition Earn-Outs and Permitted Acquisition Earn-Outs nor (ii) any Indebtedness permitted pursuant to Section 7.03(n) (Indebtedness) hereof shall be considered “Consolidated Funded Indebtedness” for purposes of the Credit Agreement and the other Loan Documents.

(c) Clause (b)(viii) of the defined term “Consolidated EBITDA” in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(viii) Permitted Restructuring Charges paid in cash in an aggregate amount not to exceed $70,000,000 and non-recurring, non-cash Permitted Restructuring Charges, in each case, to the extent incurred on or prior to June 30, 2008,

(d) Clause (iii) of the defined term “Excess Cash Flow” in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by inserting “(A)” immediately after “(iii)”, deleting the word “and” immediately preceding sub-clause (K) thereof, amending and restating sub-clauses (H) and (K) thereof in their entirety to read as follows, and adding new sub-clause (L) as follows:

(H) in the case of the 2005, 2006 and 2007 fiscal years of the Borrower, the amount of cash Permitted Restructuring Charges during such period that are paid or accrued in an aggregate amount not to exceed $70,000,000 in the aggregate for such periods;

(K) cash used during such period to consummate a Permitted Acquisition to the extent not financed with the proceeds of long-term Indebtedness, Indebtedness permitted pursuant to Section 7.03(n) (Indebtedness) hereof, Equity Issuances or other proceeds from a financing transaction that would not be included on Consolidated EBITDA; and

(L) solely with respect to the 2006 fiscal year of the Borrower, any amounts paid on or prior to February 6, 2007 (or such later date as the Agents may agree, in any case not later than March 15, 2007) in respect of working capital adjustments related to the PM Acquisition.

(e) The first paragraph of the defined term “Permitted Acquisition” in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by deleting the words “and (iii)” and inserting “, (iii) the PM Acquisition (provided, that in the case of the PM Acquisition, the Borrower shall have complied with each of the conditions set forth in Section 1(b) of the Fifth Amendment) and (iv)” in lieu thereof.

(f) Clause (viii) of the defined term “Permitted Acquisition” in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by replacing the words “AHI Acquisition” with the words “AHI Acquisition, the THG Acquisition, the PM Acquisition”.

(g) Clause (ii) of Section 2.06(e) (Mandatory Prepayments) of the Credit Agreement is hereby amended by replacing “$40,000,000” with “$100,000,000” in sub-clause (A) of the proviso found in such section.

(h) Clause (iii) of Section 2.06(e) (Mandatory Prepayments) of the Credit Agreement is hereby amended by amending and restating sub-clause (x) thereof in its entirety to read as follows:

(x) each Disposition (other than Dispositions permitted under clauses (a) through (g) and clause (i) of Section 7.05 (Dispositions) and

(i) Clause (iv) of Section 2.06(e) (Mandatory Prepayments) of the Credit Agreement is hereby amended by replacing the words “and (k)” in the third line of such clause with the words “, (k) and (n)”.:

(j) Section 6.04 (Payment of Obligations) of the Credit Agreement is hereby amended by replacing the words “all its obligations and liabilities,” in the first sentence thereof with the words “all its obligations and liabilities, other than obligations and liabilities of any Securitization Entity,”.

(k) Section 6.13 (Conduct of Business; Maintain Principal Line of Business) of the Credit Agreement is hereby amended by replacing the word “Continue” at the beginning of such section with the words “Except with respect to a Securitization Entity, continue”.

(l) Section 6.14 (New Subsidiaries and Pledgors) of the Credit Agreement is hereby amended by adding the following as clause (c) thereof:

(c) Notwithstanding anything contained in Section 6.14(a) above, no Securitization Entity shall be required at any time (i) to be a Guarantor hereunder or (ii) to comply with any of the provisions of Section 6.14(a); provided, that the Borrower or any Guarantor holding the Stock or Stock Equivalents of any Subsidiary that is a Securitization Entity shall be required to deliver to the Administrative Agent the certificates evidencing the Stock or Stock Equivalents of such Securitization Entity owned by such Person; and provided, further, that in the event any such Subsidiary ceases at any time to be a Securitization Entity, not later than 30 days after such Subsidiary ceases to be a Securitization Entity (or such later date as may be agreed by the Agents), such Subsidiary shall comply with the provisions of Section 6.14(a), unless such Securitization Entity is an Immaterial Subsidiary.

(m) Section 6.18(a) (Control Accounts; Approved Deposit Accounts) of the Credit Agreement is hereby amended by replacing the words “Foreign Subsidiary or Immaterial Subsidiary” in the first sentence thereof with the words “Foreign Subsidiary, Immaterial Subsidiary or Securitization Entity” and by deleting the period at the end of such section and inserting the following in lieu thereof:

; provided, further, that notwithstanding the foregoing, the provisions of this Section 6.18(a) shall not apply to the Collection Account.

(n) Section 6.18(b) (Control Accounts; Approved Deposit Accounts) of the Credit Agreement is hereby amended by replacing the words “Foreign Subsidiary or Immaterial Subsidiary” in the first sentence thereof with the words “Foreign Subsidiary, Immaterial Subsidiary or Securitization Entity”.

(o) Section 7.01 (Liens) of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (q) thereof, replacing the “.” at the end of clause (r) thereof with “; and”, and adding a new clause (s) as follows:

(s) Liens on (i) the assets of a Securitization Entity securing Indebtedness owing by any Securitization Entity pursuant to any Permitted Receivables Financing and (ii) any right, title and interest of any Originator (as such term is defined in the Securitization Facility Documents) in any Receivables and Related Assets transferred or intended to be transferred by such Originator pursuant to the Securitization Facility Documents.

(p) Section 7.02 (Investments) of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (n) thereof, changing clause (o) thereof to clause (p) and adding the following new clause (o) immediately before such clause (p):

(o) Investments made or arising under or in connection with a Permitted Receivables Financing; provided, that the cash component of such Investments shall not exceed an aggregate principal amount of $275,000 at any time outstanding; and

(q) Clause (m) of Section 7.03 (Indebtedness) is hereby amended and restated in its entirety to read as follows:

(m) Indebtedness arising under Factoring Arrangements in an aggregate outstanding principal amount not to exceed $40,000,000;

(r) Section 7.03 (Indebtedness) of the Credit Agreement is hereby further amended by changing clause (n) thereof to clause (o) and adding the following new clause (n) immediately before such clause (o):

(n) Indebtedness incurred by any Securitization Entity and arising under or in connection with a Permitted Receivables Financing; and

(s) Section 7.05 (Dispositions) of the Credit Agreement is hereby amended by changing clause (i) thereof to clause (j) and adding the following new clause (i) immediately before such clause (j):

(i) the sale, transfer, contribution, other disposition or discounting of Receivables and Related Assets in connection with a Permitted Receivables Financing; and

(t) Section 7.05(j) (Dispositions) of the Credit Agreement is further amended by (i) replacing the words “clauses (a) through (h)” in the first sentence thereof with the words “clauses (a) through (i)” and (ii) replacing the words “clause (i)” in the first sentence thereof with the words “clause (j)”.

(u) Section 7.06(a) (Lease Obligations; Sale/Leasebacks) of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (i) thereof, replacing the period at the end of clause (ii) thereof with “; and”, and adding the following new clause (iii):

(iii) Capital Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets; provided, that any Indebtedness incurred under any such lease or obligation must be permitted pursuant to Section 7.03(d) (Indebtedness).

(v) Section 7.10 (Transactions with Affiliates) of the Credit Agreement is hereby amended by replacing the words “and (c)” with the words “(c) pursuant to a Permitted Receivables Financing and (d)”.

(w) Section 7.11 (Burdensome Agreements) of the Credit Agreement is hereby amended by deleting the words “and (iii)” and inserting the following in lieu thereof:

, (iii) Contractual Obligations pursuant to any Permitted Receivables Financing, (including restrictions or conditions imposed on a Securitization Entity, other than on the pledge of the Stock of such Securitization Entity to secure the Secured Obligations pursuant to the Loan Documents); provided, that in each case such Contractual Obligations are reasonably acceptable to the Agents (it being agreed that the Contractual Obligations specified in the Securitization Facility Documents are acceptable to the Agents) and (iv)

(x) Clause (i) of Section 8.01(e) (Cross-Default) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(i) The Borrower or any Subsidiary, other than a Securitization Entity, (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness or Contingent Obligation (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) or more than the Threshold Amount, or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, (x) with respect to Indebtedness incurred other than in connection with a Permitted Receivables Financing, such Indebtedness to be demanded or to become due or to be repurchased or redeemed (automatically or otherwise) prior to its stated maturity, or (y) in the case of any Permitted Receivables Financing, terminate, or permit the termination of, such Permitted Receivables Financing by any purchaser or lender thereunder prior to the scheduled termination date thereof), or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

(y) Section 8.01(g) (Inability to Pay Debts; Attachment) of the Credit Agreement is hereby amended by replacing the words “The Borrower or any Subsidiary” in the first sentence thereof with the words “The Borrower or any Subsidiary, other than a Securitization Entity,”.

(z) Section 8.01(h) (Judgments) of the Credit Agreement is hereby amended by replacing the words “There is entered against the Borrower or any Subsidiary” in the first sentence thereof with the words “There is entered against the Borrower or any Subsidiary, other than a Securitization Entity,”.

(aa) Schedule VI (PM Acquisition) is hereby added to the Credit Agreement on the page immediately following Schedule V (Coleman IRB Leases), in the form attached hereto as Annex 1.

Section 3. Amendments to Pledge and Security Agreement. As of the Effective Date:

(a) Section 1.1(c) (Definitions) of the Pledge and Security Agreement is hereby amended by inserting the following definitions in such Section 1.01 in the appropriate place to preserve the alphabetical order of the definitions in such Section 1.01 (and the following definitions shall replace in their entirety existing definitions for the corresponding terms in such Section 1.01):

“Purchased Property” means (i) the Receivables and Related Assets of any Grantor now owned or hereafter existing that are sold, contributed, pledged or otherwise transferred or purported to be sold, contributed, pledged or otherwise transferred, in each instance, by such Grantor in connection with a Permitted Receivables Financing and (ii) each of the collection accounts of such Grantor into which proceeds of Receivables and Related Assets are deposited in connection with such Permitted Receivables Financing; provided, however, that the inclusion of each of such collection accounts as “Purchased Property” is not intended to include cash collections and other cash proceeds deposited in such collection accounts that are not cash collections and proceeds related to such Receivables and Related Assets.

(b) The defined term “Excluded Property” in Section 1.1(c) (Definitions) of the Pledge and Security Agreement is hereby amended by deleting the words “and (vi)” and inserting “, (vi) all Purchased Property and (vii)” in lieu thereof.

Section 4. Conditions to Effectiveness. This Amendment shall become effective as of the date (the “Effective Date”) on which each of the following conditions precedent shall have been satisfied:

(a) Certain Documents. The Agents shall have received each of the following, dated as of the Effective Date (unless otherwise agreed to by the Agents), in form and substance satisfactory to Agents:

(i) this Amendment duly executed by the Borrower and the Administrative Agent;

(ii) the Consent and Agreement in the form attached hereto as Exhibit A, executed by each of the Guarantors;

(iii) the Acknowledgment and Consents, in the form attached hereto as Exhibit B (each, a “Lender Consent”), executed by the Consenting Lenders;

(iv) a copy of the notice, duly executed and delivered by a Responsible Officer of the Borrower (or by an authorized attorney at Kane Kessler, P.C., counsel to the Borrower), to each Local Agent in respect of each outstanding Local Credit Facility pursuant to the requirements of Section 5.4(c) (Matters Relating to Loan Documents) of the Local Credit Facility Intercreditor Agreement, pursuant to which the Borrower notifies each such Local Agent of the amendments contained herein, certified by a Responsible Officer of the Borrower as being a true, complete and correct copy of such notice and together with evidence reasonably satisfactory to the Agents that such notice shall have been delivered by the Borrower to such Local Agents at least three Business Days prior to the Effective Date; and

(v) such additional documentation as the Consenting Lenders may reasonably require prior to the execution and delivery of this Amendment to the Borrower by the Administrative Agent.

(b) Corporate and Other Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be satisfactory in all respects to the Agents and the Required Lenders prior to the execution and delivery of this Amendment to the Borrower by the Administrative Agent.

(c) Representations and Warranties; No Defaults. The Agents, for the benefit of the Agents and the Lenders, shall have received a certificate of a Responsible Officer of the Borrower certifying that both before and after giving effect to this Amendment:

(i) each of the representations and warranties set forth in Article V (Representations and Warranties) of the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representation and warranties shall have been true and correct in all material respects as of such earlier date; provided, however, that references therein to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended by this Amendment and after giving effect to the waivers and consents set forth herein; and

(ii) no Default or Event of Default shall have occurred and be continuing, either on the date hereof or on the Effective Date.

Section 5. Certain Covenants and Agreements.

(a) Securitization Facility Documents. The Borrower hereby covenants and agrees to deliver to the Administrative Agent, promptly upon consummation of the Securitization Facility, a copy of each Securitization Facility Document, certified as complete and correct by a Responsible Officer of the Borrower.

(b) Consenting Lender Fees. The Borrower hereby covenants and agrees to pay to the Administrative Agent for the account of each Consenting Lender for which the Administrative Agent shall have received (by facsimile or otherwise) an executed Lender Consent on or prior to 5:00 PM New York time on Thursday, August 17, 2006 (or such later date as the or time as the Administrative Agent and the Borrower may agree), an amendment fee in Dollars equal to 0.05% of the aggregate principal amount of the Commitments and Term Loans provided by each such Consenting Lender, due and payable to the Administrative Agent no later than one (1) Business Day following the Effective Date.

(c) Certain Post-Closing Covenants. The Borrower hereby covenants and agrees that it shall deliver or cause to be delivered to the Administrative Agent the documents described below, in form and substance reasonably satisfactory to the Administrative Agent, and/or take such other actions described below, in a manner reasonably acceptable to the Administrative Agent, on or prior to the dates set forth below:

(i) Promptly after the Effective Date, and in no event more than twenty (20) Business Days after the Effective Date (or such later date as the Administrative Agent may agree), the Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer certifying that the relevant Local Credit Facility Documents in respect of each outstanding Local Credit Facility shall have been amended or otherwise modified on the same terms as set forth in this Amendment (subject, if applicable, to only those modifications as are required by applicable law); and

(ii) Promptly after the Effective Date, and in no event more than forty (40) days after the consummation of the PM Acquisition (or such later date as the Administrative Agent may agree), the Borrower shall deliver to the Administrative Agent a favorable opinion of Kane Kessler, P.C., counsel to the Loan Parties, in form and substance reasonably satisfactory to the Agents, addressed to the Agents and the Lenders and addressing such matters as the Agents may request pursuant to Section 6.14 (New Subsidiaries and Pledgors) of the Credit Agreement.

Section 6. Representations and Warranties. The Borrower, on behalf of itself and the other Loan Parties, hereby represents and warrants to the Administrative Agent and each Lender as follows:

(a) The execution, delivery and performance by each Loan Party of this Amendment have been duly authorized by all requisite corporate or other action on the part of such Loan Party and will not violate any of the certificates of incorporation or by-laws (or equivalent Constituent Documents) of such Loan Party.

(b) This Amendment has been duly executed and delivered by each Loan Party, and each of this Amendment and the Credit Agreement as amended or otherwise modified hereby constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and other similar Laws relating to or affecting creditors’ rights generally and by the application of general equitable principles (whether considered in proceedings at Law or in equity).

Section 7. Reference to and Effect on the Loan Documents.

(a) As of the Effective Date, each reference in the Credit Agreement and the other Loan Documents to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement or such other Loan Document as amended by this Amendment.

(b) Except with respect to the consents and waivers set forth in Section 1 (Consents and Waivers) and to the extent amended hereby, the Credit Agreement and all of the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c) Except with respect to the consents and waivers set forth in Section 1 (Consents and Waivers) and to the extent amended or otherwise modified hereby, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any Default or Event of Default or any right, power, privilege or remedy of any Agent, any Lender or any L/C Issuer under the Credit Agreement or any Loan Document, or constitute a waiver of any provision of the Credit Agreement or any Loan Document.

(d) The Borrower hereby confirms that the security interests and Liens granted pursuant to the Loan Documents continue to secure the Obligations and that such security interests and Liens remain in full force and effect.

Section 8. Costs and Expenses. As provided in Section 10.04 (Attorney Costs, Expenses and Taxes) of the Credit Agreement, the Borrower agrees to reimburse the Agents for all reasonable fees, costs and out-of-pocket expenses due and payable by the Borrower pursuant to the Loan Documents, including such costs and expenses (including Attorney Costs) for advice, assistance, or other representation in connection with the preparation, execution and delivery of this Amendment.

Section 9. Release of Certain Collateral. By executing and delivering a Lender Consent, each Consenting Lender authorizes and directs the Administrative Agent to (a) release any Lien held by the Administrative Agent for the benefit of the Lenders, the L/C Issuers and the other Secured Parties on all of the Receivables and Related Assets sold, contributed or otherwise transferred or to be sold, contributed or otherwise transferred by the Borrower or any Subsidiary of the Borrower pursuant to the Securitization Facility Documents and (b) execute and deliver or file such partial release statements and do such other things, in each case, as are necessary to effectuate the release of the Liens contemplated by this Amendment promptly upon the occurrence of the Effective Date.

Section 10. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

Section 11. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

Section 12. Severability. The fact that any term or provision of this Agreement is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

Section 13. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Receipt by the Administrative Agent of a facsimile copy of an executed signature page hereof shall constitute receipt by the Administrative Agent of an executed counterpart of this Amendment.

Section 14. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Amendment has been duly executed on the date set forth above.

JARDEN CORPORATION, as Borrower

By:	/s/ Desiree DeStefano
Name:	Desiree DeStefano
Title:	Executive Vice President of Finance and Treasurer

CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent

By:	/s/ Cedric M. Henley
Name:	Cedric M. Henley
Title:	Managing Director

By:	/s/ Leonardo Fernandez
Name:	Leonardo Fernandez
Title:	Executive Director